EXHIBIT 10.89

                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT ("Agreement") is made as of this 19th day of November, 2008, between U.S. HELICOPTER CORPORATION (the "Company"), a Delaware corporation, and 154 WEST AVIATION ENTERPRISES INC. (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the issuance and sale of the Company's unsecured Promissory Notes to Purchaser in the aggregate principal amount of $1,000,000.00, to be made in two separate tranches of $500,000 each, having the terms set forth in Exhibit A attached hereto (each, a "Note" and together, the "Notes") and certain warrants as described herein; and

         WHEREAS, the Purchaser desires to purchase, and the Company desires to issue, the Notes and Warrants on the terms set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, the Company and the Purchaser agree as follows:

         1. PURCHASE AND SALE OF THE NOTES.

                  1.1 Purchase; Closing. Subject to the terms and conditions contained in this Agreement, at the Closing (as hereinafter defined) the Purchaser shall purchase from the Company and the Company shall sell to the Purchaser the Notes for $1,000,000.00 (ONE MILLION DOLLARS AND 00/100) (the "Loan Amount") which shall be payable via wire transfer to the Company's designated account as follows:

                  1.1.1 The Purchaser shall fund the sum of $500,000.00 (FIVE HUNDRED THOUSAND DOLLARS AND 00/100), net of any prepaid interest, fees and expenses as set forth herein to the Company on November 19, 2008, pursuant to the bank wiring instructions provided separately to the Purchaser.

                  1.1.2 The Purchaser shall fund the sum of $500,000.00 (FIVE HUNDRED THOUSAND DOLLARS AND 00/100), net of any prepaid interest, fees and expenses as set forth herein to the Company on December 22, 2008, pursuant to the bank wiring instructions provided separately to the Purchaser.

                  1.2 Maturity Date. The Notes shall be repaid, along with all accrued and unpaid interest, on the earlier of (a) January 31, 2009 or (b) the date upon which the Company receives at least $5.0 million in gross proceeds pursuant to a sale of its securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.

                  1.3 Mandatory Payments of Customer Receipts. Notwithstanding the repayment obligations of the Company set forth in Section 1.2 above and subject to the conditions of this Section 1.3, the Purchaser shall have the option to receive each month, and if the Purchaser so elects, the Company shall be obligated to pay, all proceeds received by the Company from its highest paying customer for such month within five business days of the Company's receipt of such payments (each, a "Customer Receipts Payment"). Once received by the Purchaser, Customer Receipts Payments shall be first applied to accrued but unpaid interest, then to outstanding principal under the Notes until all principal and interest under the Notes are repaid in full. The Purchaser's option hereunder shall be exercisable (a) at any time following an Event of Default, as defined in the Notes, and (b) in the event that, in the Purchaser's reasonable judgment, it has reason to believe that (i) the financial condition of the Company has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) the Company has failed to make sufficient progress towards obtaining financing from the potential investors identified by the Company as of the date hereof. In the event that the Purchaser's option becomes exercisable by reason of an Event of Default as provided in clause (a) of the preceding sentence, the Purchaser may at any time thereafter provide the Company with written notice of its election to receive Customer Receipts Payments (a "Notice"), and the Company shall, after receiving a Notice, pay Customer Receipts Payments to Purchaser each month thereafter (beginning with the month in which the Notice was received, if it is received no later than 5:00 p.m. on the 20th of such month, and otherwise beginning with the next following month) until all amounts owed under the Notes have been paid in full. In the event that the Purchaser's option becomes exercisable by reason of the circumstances set forth in clauses (b)(i) or (b)(ii) above, the Purchaser shall provide the Company with Notice no later than the 20th day of any given month in order to receive a Customer Receipts Payment of the amounts received from the Company's highest paying customer during such month; provided, however, no Notice shall be required of the Purchaser in the event it does not elect to receive a Customer Receipts Payment of the amounts received from the Company's highest paying customer during a given month, and in the event that the Company does not receive a Notice by 5:00 p.m. on the 20th day of any given month, the Purchaser shall be deemed to have declined to receive a Customer Receipts Payment for such month. The Company will cause its senior management, and will use its reasonable best efforts to cause its other representatives, agents or employees who are involved in raising capital, to be available to the Purchaser to respond to questions of the Purchaser regarding its investment if necessary.

                  1.4 Interest. The Notes shall bear interest at the rate of 15% per annum based on a 365-day year, of which 60 days' worth of the amount funded on each Closing Date shall be prepaid at each such Closing Date. Prepaid interest paid shall be non-refundable in the event of early repayment.

                  1.5 Origination Fee. As additional consideration, the Purchaser shall receive from the Company an origination fee equal to five percent (5%) of the Loan Amount, equal to the sum of $50,000, which shall be payable on a pro rata basis on each Closing Date.

         2. CLOSING. The closing of the purchase and sale of the Notes (the "Closing") shall take place on the dates set forth in Section 1.1 above, or such other days as agreed to by the parties (each, a "Closing Date").

         3. INDUCEMENT WARRANTS. As an inducement to purchase the Notes, the Purchaser shall be entitled to receive one warrant to purchase up to 1,000,000 shares of the Company's common stock on each Closing Date (together, the "Warrants"). The Warrants shall contain an exercise price of $0.20 per share and be exercisable for a period of five years from the date of issuance. The shares issuable upon exercise of the Warrants (the "Warrant Shares") shall carry piggyback registration rights as set forth below.

         4. REPRESENTATIONS AND WARRANTIES.

                  4.1 Representations and Warranties of the Company. The Company represents and warrants that as of the date of this Agreement:

                  (a) Existence. The Company is a corporation duly organized and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material adverse effect on the Company's financial condition, results of operations or business.

                  (b) Authority. The execution and delivery by the Company of this Agreement, the Notes, the Warrants and the Registrable Securities (as defined in Section 5(a)) (together, the "Securities"), and the performance by the Company of the Agreement, the Notes and the Warrants
         (i) are within the Company's corporate powers; (ii) are duly authorized by the Company's board of directors; (iii) are not in contravention of the terms of the Company's certificate of incorporation or bylaws; (iv) are not in contravention of any law or laws; (v) except for the filing of a Form D Notice with the Securities and Exchange Commission and any exemption filing related thereto which may be required pursuant to applicable state securities or "blue sky" laws, do not require any governmental consent, registration or approval; (vi) do not contravene any contractual or governmental restriction binding upon the Company;
         (vii) except for the consent of YA Global Investments, L.P., do not require the consent or waiver of any party, and (viii) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of the Company's property may be bound or affected.

                  (c) Binding Effect. This Agreement, the Notes and the Warrants have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Upon issuance, the Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable shares of the Company's common stock.

                  (d) Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, par value $0.001 per share, 45,712,669 shares of which were issued and outstanding as of November 1, 2008, and 25,000,000 shares of authorized Preferred Stock, par value $0.001 per share, of which none were issued and outstanding as of November 1, 2008.

                  (e) Disclosure Documents. The Company has furnished the Purchaser or made available at the website of the Securities and Exchange Commission (the "SEC") (http://www.sec.gov) copies of the Company's (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 as filed with the SEC on April 15, 2008; (ii) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2008 and June 30, 2008 as filed with the SEC on May 20, 2008 and August 18, 2008, respectively, and (iii) the Company's reports on Form 8-K as filed on September 4, 2008, September 18, 2008 and October 10, 2008, respectively (together, the "SEC Documents"). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business after June 30, 2008, which individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  (f) Securities Matters. Subject to the accuracy of the representations of the Purchaser set forth in Section 4.2 hereof, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933 as amended (the "Securities Act"). The Company has complied and will comply with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of the Securities as contemplated by this Agreement.

                  (e) Disclosure. No representation or warranty made by the Company contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not misleading.

                  4.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants that as of the date of the execution of this
Agreement:

                  (a) Authorization. This Agreement constitutes a valid and legally binding obligation of the Purchaser.

                  (b) Investment Representations. The Purchaser has received and reviewed the SEC Documents and the Purchaser or the Purchaser's designated representatives have concluded a satisfactory due diligence investigation of the Company and have had an opportunity to review the documents provided by the Company and to have all of their questions related thereto satisfactorily answered.

                  (c) The Purchaser understands the fundamental risks of the Securities; has determined that it can reasonably benefit from the investment based upon net worth, income, overall investment objectives and portfolio structure; that the Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to the Purchaser's net worth, and that the Securities will not cause such overall commitment to become excessive; and, that the Purchaser is able to bear the economic risk of the Securities, including the loss of the entire value of its investment. Additionally, the Purchaser understands that that there are restrictions on the Purchaser's right to liquidate the Securities.

                  (d) The Purchaser has reviewed the Risk Factors sections included in the SEC Documents, and understands the Risk Factors describing the fact that the Company (a) has substantial liabilities,
         (b) may not be able to obtain sufficient funds to grow its business and the subsequent financing may be on terms adverse to the Securities and
         (c) is currently not profitable.

                  (e) The Purchaser (or its members and/or officers) has previously invested in unregistered securities and has sufficient financial and investing expertise to evaluate and understand the risks of the Securities.

                  (f) The Purchaser has received from the Company, and is relying on, no representations or projections (except as set forth in this Agreement or the SEC Documents) with respect to the Company's business and prospects.

                  (g) The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (h) The Purchaser is acquiring the Securities for investment purposes only without intent to distribute the same, and acknowledges that the Securities have not been registered under the Securities Act and applicable state securities laws, and accordingly, constitutes "restricted securities" for purposes of the Securities Act and such state securities laws.

                  (i) The Purchaser acknowledges that it will not be able to transfer the Securities except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom.

                  (j) The certificates and/or instruments evidencing the Securities will contain a legend to the foregoing effect.

         5. REGISTRATION RIGHTS. The initial holder of the Warrants (and certain assignees thereof) shall have registration rights as follows:

                  (a) Participation in Registered Offerings. If the Company proposes or is required to register any of its shares or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to the Purchaser of its intention to do so. Upon the written request of the Purchaser given within twenty (20) days after receipt of any such notice, the Company shall use its best efforts to cause to be included in such registration any Warrant Shares (the "Registrable Securities") held by the Purchaser requested to be registered; provided, that if the managing underwriter advises that less than all of the shares requested to be registered should be offered for sale so as not materially and adversely to affect the price or salability of such offering being registered by the Company, the Purchaser (but not the Company to the extent it desires to include shares for its own account) shall reduce the number of its Registrable Securities to be included in the registration statement as required by the underwriter to the extent requisite of all prospective sellers of the securities proposed to be registered (other than the Company) on a pro rata basis according to the amounts of securities proposed to be registered by all prospective sellers to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. The registration requested pursuant to this Section 5(a) is referred to herein as the "Piggyback Registration".

                  (b) Obligations of Purchaser. It shall be a condition precedent to the obligation of the Company to register any Registrable Securities pursuant to this Section 5 that the Purchaser shall furnish to the Company such information regarding the Registrable Securities held and the intended method of disposition thereof and other information concerning the Purchaser as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company. If after a registration statement becomes effective the Company advises the Purchaser that the Company considers it appropriate to amend or supplement the applicable registration statement, the Purchaser shall suspend further sales of the Registrable Securities until the Company advises the Purchaser that such registration statement has been amended or supplemented.

                  (c) Registration Proceedings. Whenever the Company is required by the provisions of this Section 5 to effect the registration of the Registrable Securities under the Securities Act, the Company shall:

                           (i) Prepare and promptly file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective within 90 days of filing and remain effective;

                           (ii) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                           (iii) Furnish to the Purchaser and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                           (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky Laws of such jurisdictions as the Purchaser may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (v) Notify the Purchaser, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (vi) Notify the Purchaser promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

                           (vii) Prepare and promptly file with the SEC and promptly notify the Purchaser of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding any provision herein to the contrary, the Company shall not be required to amend, supplement, or update a prospectus contained in any registration statement if to do so would result in an unduly burdensome expense to the Company.

                  (d) Expenses. With respect to the inclusion of the Registrable Securities in a registration statement pursuant to this Section 5, all registration expenses, fees, costs and expenses of and incidental to such registration, shall be borne by the Company; provided, however, that Purchaser shall bear its own professional fees and pro rata share of the underwriting discounts and commissions. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing and printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

                  (e) Indemnification of the Purchaser. Subject to the conditions set forth below, in connection with any registration of the Registrable Securities pursuant to this Section 5, the Company agrees to indemnify and hold harmless the Purchaser, any underwriter for the offering and each of their officers and directors and agents and each other person, if any, who controls Purchaser or their underwriter (each, a "Purchaser Indemnified Party"), within the meaning of Section 15 of the Securities Act, as follows:

                           (i) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of the Purchaser expressly for use in connection therewith or arising out of any action or inaction of the Purchaser;

                           (ii) Subject to the proviso contained in Subsection
                           (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company; and

                           (iii) In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Purchaser Indemnified Party unless the Company shall be notified, by letter or by facsimile confirmed by letter, of any action commenced against such Purchaser Indemnified Party, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify the Company, if prejudicial in any material respect to the Company's ability to defend such claim, shall relieve the Company from its liability to the indemnified person under this
                           Section 5(e), but only to the extent that the Company was prejudiced. The failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the Purchaser Indemnified Party in any suit so brought. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Purchaser Indemnified Party in the suit shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them, as well as any other expenses thereafter incurred by them in connection with the defense thereof; provided, however, that if the Purchaser Indemnified Party reasonably believes that there may be available to it any defense or counterclaim different than those available to the Company or that representation of the Purchaser Indemnified Party by counsel for the Company presents a conflict of interest for such counsel, then the Purchaser Indemnified Party shall be entitled to defend such suit with counsel of its own choosing and the Company shall bear the fees, expenses and other costs of such separate counsel.

                  (f) Indemnification of the Company. The Purchaser agrees to indemnify and hold harmless the Company, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls the Company and the underwriter within the meaning of Section 15 of the Securities Act and any other stockholder selling securities against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under Section 5(e) (i), (ii) and (iii) above; provided, however, that such indemnification by Purchaser hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made (or in settlement of any litigation effected with the written consent of such Purchasers, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished in respect of such Purchaser by or on behalf of such Purchaser expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document or arising out of any action or inaction of such Purchaser in implementing such registered offering. In case any action shall be brought against the Company, or any other person so indemnified, in respect of which indemnity may be sought against any Purchaser, such Purchaser shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to Purchaser, by the provisions of Section 5(e). The person indemnified shall notify the Purchaser promptly after the assertion of any claim against the person indemnified in connection with the sale of securities. The failure to so notify the Purchaser, if prejudicial in any material respect to the Purchaser's ability to defend such claim, shall relieve the Purchaser from its liability to the indemnified person under this Section 5(f), but only to the extent that the Purchaser was prejudiced.

                  (g) Contribution. If the indemnification provided for in Sections 5(e) and 5(f) above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person who has committed fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  (h) Assignment of Registration Rights. The right to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable to any transferee of all or any portion of the Registrable Securities if: (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws and,
         (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

         6.       MISCELLANEOUS.

                  6.1      Confidentiality.

                  (a) The Purchaser agrees to keep confidential any and all non-public information delivered or made available to the Purchaser by the Company except for disclosures, as necessary, made by the Purchaser to the Purchaser's officers, directors, employees, agents, counsel and accountants each of whom shall be notified by the Purchaser of this confidentiality covenant and for whom the Purchaser shall be liable in the event of any breach of this covenant by any such individual or individuals; provided, however, that nothing herein shall prevent the Purchaser from disclosing such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Purchaser,
         (c) which has been publicly disclosed or (d) to any of its members provided that any such members agree in writing (with a copy provided to the Company) to be bound by confidentiality provisions in form and substance substantially as are contained herein. In the event of a mandatory disclosure as described in clause (a) and/or (b) of the preceding sentence, the Purchaser shall promptly notify the Company in writing of any applicable order, request or demand for such information, cooperate with the Company if and to the extent that the Company elects to seek an appropriate protective order or other relief from such order, request, or demand, and disclose only the minimal amount of information ultimately required to be disclosed. The Purchaser shall not use for its own benefit, nor permit any other person to use for such person's benefit, any of the Company's non-public information including, without limitation, in connection with the purchase and/or sale of the Company's securities.

                  (b) The Company shall in no event disclose non-public information to the Purchaser, advisors to or representatives of the Purchaser unless prior to disclosure of such information the Company marks such information as "Non-Public Information - Confidential" and provides the Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Purchaser's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Purchaser.

                  (c) Nothing herein shall require the Company to disclose non-public information to the Purchaser or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any Purchasers who purchase stock in the Company in a public offering, to money managers or to securities analysts.

                  6.2 Legends. To the extent applicable, each note, certificate or other document evidencing the Securities to be purchased and sold pursuant to this Agreement shall be endorsed with the legends set forth below, and the Purchaser on behalf of itself and each holder of the Securities covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Securities without complying with the restrictions on transfer described in the legends endorsed on such Securities:

                  (a) The following legend under the Securities Act:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) If required by the authorities of any state in connection with the issuance or sale of the Securities, the legend required by such state authority.

                  (c) The legend set forth above shall be removed from the Securities and the Company shall within two (2) business days issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Securities are registered under the Securities Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act. The legend set forth above shall be removed from the Securities and the Company shall issue replacement Securities without such legend to the holder of the Securities immediately upon the registration of the Securities under the Securities Act.

                  6.3 Fees and Expenses. The Company shall reimburse Purchaser for its reasonable legal fees and expenses in connection with the purchase of the Securities. The Company shall be responsible for all of its fees and expenses in connection with this transaction.

                  6.4 Assignability; Successors. The provisions of this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

                  6.5 Survival. All agreements, covenants, representations and warranties made by the Company or by the Purchaser herein shall survive the execution and delivery of this Agreement.

                  6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

                  6.7 WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATIONS, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  6.8 Counterparts: Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The descriptive headings in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement.

                  6.9      Legal Representation.

                  (a) Each party hereto represents and warrants that it has carefully read this Agreement and knows the contents hereof and that it has signed this Agreement freely and voluntarily and that each party has obtained independent counsel in reviewing this document and further acknowledges that the law firm of Gallagher, Briody & Butler has memorialized the within Agreement and has provided legal advice solely to the Company with respect to this Agreement.

                  (b) The Purchaser was provided the opportunity to retain individual counsel, and has retained or waived the right to retain individual counsel to review this Agreement.

                  6.10 Entire Agreement, Amendments. This Agreement and the Exhibits contain the entire understanding of the parties with respect to the subject matter hereof, and supersede all other representations and understandings, oral or written, with respect to the subject matter hereof. No amendment, modification, alteration, or waiver of the terms of this Agreement or consent required under the terms of this Agreement shall be effective unless made in a writing, which makes specific reference to this Agreement and which has been signed by the Company and the Purchaser. Any such amendment, modification, alteration, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  6.11 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given or made when delivered in hand, deposited in the mail, or sent by facsimile, with confirmation (if sent by facsimile on a non-business day, receipt shall be deemed to have occurred on the next succeeding business day). Communications or notices shall be delivered personally or by certified or registered mail, postage, or by facsimile and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address:

          IF TO THE COMPANY:           U.S. Helicopter Corporation
                                       6 East River Piers, Suite 216
                                       Downtown Manhattan Heliport
                                       New York, NY 10004
                                       Attn.:  John G. Murphy, CEO and President
                                       Telephone:  212-248-2002
                                       Fax:  212-248-0940

         WITH A COPY TO:               Gallagher, Briody & Butler
                                       155 Village Boulevard
                                       2nd Floor
                                       Princeton, New Jersey 08540
                                       Attn: Thomas P. Gallagher, Esq.
                                       Telephone: 609-452-6000
                                       Fax:  609-452-0090

          IF TO THE PURCHASER:         154 West Aviation Enterprises Inc.
                                       400 N. LaSalle Street
                                       Suite 3701
                                       Chicago, Illinois 60654
                                       Attn: John F. Haskins, President
                                       Telephone: 312-543-0282

                  6.12 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  6.13 Maximum Interest. It is expressly stipulated and agreed to be the intent of the Company and the Purchaser at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Purchaser to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of the Notes results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and the Purchaser's express intent that all excess cash amounts theretofore collected by Purchaser be credited on the principal balance of the Notes (or if the Notes have been or would thereby be paid in full, refunded to the Company), and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Purchaser does not intend to collect any unearned interest in the event of acceleration.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                        U. S. HELICOPTER
CORPORATION


                                        By:
                                                 -------------------------------
                                                 George J. Mehm, Jr.
                                                 Chief Financial Officer


                                        154 WEST AVIATION ENTERPRISES INC.


                                        By:
                                                 -------------------------------
                                        Name:    ______________________________
                                        Title:   ______________________________

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 PROMISSORY NOTE


                                                                __________, 2008

                          FIVE HUNDRED THOUSAND DOLLARS
                                    15% NOTE

         FOR VALUE RECEIVED, U.S. HELICOPTER CORPORATION, a Delaware corporation (the "Company") hereby promises to pay to the order of 154 WEST AVIATION ENTERPRISES INC. (the "Holder"), or its registered assigns, the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($500,000.00), and to pay interest from the date hereof on the outstanding principal sum at the rate of 15% per annum (the "Interest Rate") based on a 365-day year, such interest to accrue from the date hereof (the "Closing Date"), of which 60 days' worth shall be prepaid on the Closing Date. The principal and accrued but unpaid interest shall be paid in full on the earlier of (a) January 31, 2009 or (b) the date upon which the Company receives at least $5.0 million in gross proceeds pursuant to a sale of its securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Maturity Date").

         This Note is an authorized issue of a 15% Note of the Company (the "Note") issued pursuant to a Note Purchase Agreement dated as of the date hereof between the Company and the Holder (the "Note Purchase Agreement"). The Holder of this Note is entitled to the benefits of the Note Purchase Agreement and to enforce the agreements of the Company contained therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreement. All payments shall be paid in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.

                  1. MANDATORY PAYMENTS OF CUSTOMER RECEIPTS. Notwithstanding the repayment obligations of the Company set forth above and subject to the conditions of this Section 1, the Holder shall have the option to receive each month, and if the Holder so elects, the Company shall be obligated to pay, all proceeds received by the Company from its highest paying customer for such month within five business days of the Company's receipt of such payments (each, a "Customer Receipts Payment"). Once received by the Holder, Customer Receipts Payments shall be first applied to accrued but unpaid interest, then to outstanding principal under the Notes until all principal and interest under the Notes are repaid in full. The Holder's option hereunder shall be exercisable (a) at any time following an Event of Default, as defined in the Notes, and (b) in the event that, in the Holder's reasonable judgment, it has reason to believe that (i) the financial condition of the Company has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) the Company has failed to make sufficient progress towards obtaining financing from the potential investors identified by the Company as of the date hereof. In the event that the Holder's option becomes exercisable by reason of an Event of Default as provided in clause (a) of the preceding sentence, the Holder may at any time thereafter provide the Company with written notice of its election to receive Customer Receipts Payments (a "Notice"), and the Company shall, after receiving a Notice, pay Customer Receipts Payments to the Holder each month thereafter (beginning with the month in which the Notice was received, if it is received no later than 5:00 p.m. on the 20th of such month, and otherwise beginning with the next following month) until all amounts owed under the Notes have been paid in full. In the event that the Holder's option becomes exercisable by reason of the circumstances set forth in clauses (b)(i) or (b)(ii) above, the Holder shall provide the Company with Notice no later than the 20th day of any given month in order to receive a Customer Receipts Payment of the amounts received from the Company's highest paying customer during such month; provided, however, no Notice shall be required of the Holder in the event it does not elect to receive a Customer Receipts Payment of the amounts received from the Company's highest paying customer during a given month, and in the event that the Company does not receive a Notice by 5:00 p.m. on the 20th day of any given month, the Holder shall be deemed to have declined to receive a Customer Receipts Payment for such month. The Company will cause its senior management, and will use its reasonable best efforts to cause its other representatives, agents or employees who are involved in raising capital, to be available to the Holder to respond to questions of the Holder regarding its investment if necessary.

         2. DEFAULT. The Company shall be in default under this Note upon the occurrence of any of the following events ("Event of Default"):

                  (a) Failure to make any principal or interest payment required under this Note within ten days of the date such payment is due;

                  (b) Any material default, breach or misrepresentation under the terms and provisions of the Note Purchase Agreement that is not cured after 30 days written notice by Holder to the Company;

                  (c) Any of the Company's lenders accelerates any of the Company's indebtedness to such lender in an amount not less than $100,000 in outstanding principal; or

                  (d) An assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.

         3. REMEDIES UPON EVENT OF DEFAULT.

                  (a) Upon the occurrence of an Event of Default:

                           (i) specified in clauses (c) or (d) of Section 2,
                  then the Note shall be automatically accelerated and immediately due and payable without notice or demand;

                           (ii) specified in clauses (a) or (b) of Section 2,
                  then the Holder may declare the Note immediately accelerated and due and payable;

                           (iii) the Interest Rate under this Note shall
                  automatically, without demand or notice, increase from 15% to 18%;

                           (iv) the Holder may provide a Notice to the Company
                  in accordance with Section 1 above, requiring the Company to make Customer Receipts Payments of the amounts received from the Company's highest paying customer each month thereafter until all amounts owed under the Note have been paid in full; and

                           (v) the Holder shall have all of the rights and
                  remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

                  (b) The Company will pay on demand all reasonable costs and expenses, including reasonable attorneys' fees, incurred or paid by the Lender in enforcing or collecting any of the obligations of the Company hereunder. The Company agrees to immediately provide the Lender with written notice of any event giving rise to an Event of Default described in Sections 2(c) and 2(d) above.

         4. PREPAYMENT. The Company may at any time and from time to time prepay, without premium or penalty, all or a portion of the amount due under this Note. The amount of any such payment would be applied first to accrued and unpaid interest and then to unpaid principal balance. Prepaid interest paid shall be non-refundable in the event of prepayment or acceleration of the Maturity Date.

         5. CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

         6. WAIVER OF PRESENTMENT, ETC. The Company hereby waives presentment, demand, notice, protest and all other demands, notices and defenses (including any defense based on Holder's performance under the Note Purchase Agreement) in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         7. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Holder's express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.

         8. NO IMPLIED WAIVER. No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between the Company and Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

         9. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

         10. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATIONS, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.

                                            U.S. HELICOPTER CORPORATION



                                            By: _____________________________
                                                George J. Mehm, Jr.
                                                     Chief Financial Officer